UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BlackRock FundsSM
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BLACKROCK FUNDSSM

IMPORTANT PROXY

NEWS

MEETINGS SCHEDULED FOR

AUGUST 22, 2006

Recently we distributed proxy materials regarding the upcoming Special Meeting of Shareholders of BlackRock FundsSM. Our records indicate that we have not yet received voting instructions		For your convenience, please utilize any of the following methods to submit your vote:
for your account(s). In an effort to avoid any further expenses,		1.	By Phone
we are requesting that you please take a moment to submit your vote.		Please call Computershare Fund Services toll-free at 1-866-390-5114.
Your Board of Trustees recommends you vote FOR the proposals that apply to your portfolio(s) to:		Representatives are available to take your vote Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m., and Saturday from 12:00 p.m. to 6:00 p.m. EDT.

1.	Approve a new Investment Advisory Agreement with	2.	By Internet
	BlackRock Advisors, Inc. or BlackRock Financial Management, Inc., as applicable.	Visit https://vote.proxy-direct.com and follow the simple instructions.

2.	Approve a new Sub-Advisory Agreement with	3.	By Touch-tone Phone
	BlackRock Financial Management, Inc., BlackRock International, Ltd. or BlackRock Institutional	Call toll free 1-866-241-6192 and follow the instructions.
	Management Corporation, as applicable.	4.	By Mail
		Simply return your executed proxy card in the envelope
3.	For the Delaware Tax-Free Income, Ohio Tax-Free	provided.
	Income, Kentucky Tax-Free Income, New Jersey
	Tax-Free Income and Pennsylvania Tax-Free Income Portfolios only, approve a change to the fundamental investment policy regarding investments in municipal securities.	If you have any questions, or need assistance in voting your shares, please do not hesitate to contact Computershare Fund Services at 1-866-390-5114.

Your vote is important no matter how many shares you own. In order for your vote to be counted, we must receive your instructions prior to the meeting date.

Please take a moment and vote today!  Thank you.